Exhibit 99.1

Ellie Mae Reports Second Quarter 2011 Results

• Q2 Revenue up 17.4% to $11.5 million

• Active lender users increase 20% to 41,594

• Active SaaS lender users double to 17,588

August 3, 2011, PLEASANTON, CA — Ellie Mae®(NYSE Amex: ELLI), the provider of software and automation solutions for mortgage bankers, community banks, credit unions and other mortgage lenders, today reported results for the second quarter and six months ended June 30, 2011.

Total revenue for the second quarter of 2011 increased 17.4% to $11.5 million, compared to $9.8 million in the second quarter of 2010. Software and Services revenue increased 21.6% to $9.2 million, compared to $7.6 million in the second quarter of 2010. Network revenue increased 3.2% to $2.3 million, compared to $2.2 million in the second quarter of 2010.

Net loss for the second quarter of 2011 was $(40,000), or $0.00 per diluted share, compared to net loss of $(1.3) million, or $(0.38) per diluted share, in the second quarter of 2010.

On a non-GAAP basis, adjusted net income for the second quarter of 2011 was $0.5 million, or $0.02 per diluted share, compared to adjusted net loss of $(0.6) million, or $(0.17) per diluted share, in the second quarter of 2010. Adjusted EBITDA for the second quarter of 2011 was $0.9 million compared to adjusted EBITDA of $(0.2) million for the second quarter of 2010.

Total revenue for the six months ended June 30, 2011 increased 18.4% to $22.1 million, compared to $18.6 million for the six months ended June 30, 2010. Software and services revenue for the six months ended June 30, 2011 increased 20% to $17.6 million, compared to $14.7 million for the six months ended June 30, 2010. Network revenue for the six months ended June 30, 2011 increased 11.9% to $4.5 million, compared to $4.0 million for the six months ended June 30, 2010.

Net loss for the six months ended June 30, 2011 was $(0.8) million, or $(0.08) per diluted share, compared to net loss of $(2.9) million, or $(0.85) per diluted share, for the six months ended June 30, 2010.

On a non-GAAP basis, adjusted net income for the six months ended June 30, 2011 was $0.1 million, or $0.01 per diluted share, compared to adjusted net loss of $(1.5) million, or $(0.45) per diluted share, for the six months ended June 30, 2010. Adjusted EBITDA for the six months ended June 30, 2011 was $0.9 million, compared to adjusted EBITDA of $(0.7) million for the six months ended June 30, 2010.

A reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth below.

Key Operating Metrics as of and for the quarter ended June 30, 2011

•	The number of lender users actively using the company’s Encompass enterprise solution (“active lenders”) increased 20% year over year to 41,594;

•	Of all active lender users, 17,588, or 42%, were using the SaaS version of Encompass, an increase of 105% year over year;

•	Of all active SaaS lenders users, 13,430, or 76%, subscribed to the company’s bundled success-based-pricing model (SBP), representing a 220% increase year over year;

•	5,355 SaaS SBP users were sold, or booked, during the quarter, including 2,400 new users and 2,955 conversions of existing licensed Encompass users to the SBP model;

•	Lender Encompass revenue for the second quarter of 2011 increased 31% to $9.8 million as compared to the second quarter of 2010; and

•	Average revenue per active lender user in the second quarter of 2011 increased 10% over the comparable period in 2010 to $237.

“We are very pleased with second quarter results across the board, and especially with revenue growth and an improved bottom line despite the more than 20% decline in national mortgage volume year over year,” noted Sig Anderman, President and CEO of Ellie Mae. “We continue to see strong demand for our comprehensive offering of automated solutions that address the marketplace need for increased quality and efficiencies in mortgage origination. We remain focused on our strategy of expanding our lender user base and delivering better processing, automation and compliance tools for the tens of thousands of mortgage originators who use our solutions, thereby earning an increased share of our customers’ technology spend.

“We launched the Encompass Total Quality Loan© (TQL) program in the second quarter of 2011, an initiative that uses sophisticated automation tools to help Encompass users assure quality and regulatory compliance from the point of sale and throughout the mortgage process, while at the same time providing mortgage investors with greater confidence in the quality of the mortgages they are buying. Late in the second quarter, we entered into an agreement to launch the TQL program for a leading mega lender investor, which we expect to roll out in the third quarter. This is a major initiative designed to address the increasing demands for high quality loans delivered in a cost effective manner.

“We are very pleased with our performance, especially in light of the continuing decline in mortgage origination volume. We believe our ability to help the industry address regulatory challenges and the increasing demands for loan quality and operating efficiency positions us well for continued growth,” concluded Mr. Anderman.

2011 Financial Outlook

“It is difficult to predict the impact of the debt crisis on the economy, interest rates or on the mortgage industry,” noted Anderman. “Additionally, Fannie Mae, Freddie Mac and the Mortgage Bankers Association, have just lowered their forecasts for industry origination volume for the third and fourth quarters of this year. Accordingly, any guidance as to financial results from us is subject to significant change arising from economic situations beyond our control,” Anderman added. Absent further material negative impact of macroeconomic factors on the mortgage industry, the company confirmed guidance for 2011, with revenue expected to be in the range of $50 to $52 million. Net income for 2011 is expected to be in the range of $2.1 million to $3.1 million, or $0.10 to $0.15 per diluted share. Adjusted net income is expected to be in the range of $4.4 million to $5.4 million, or $0.21 to $0.26 per diluted share. Adjusted EBITDA is expected to be in the range of $6.6 million to $8.1 million.

1All share and per share information referenced throughout this release and in the accompanying financial tables has been adjusted to reflect the 1-for-3 reverse stock split of the Company’s common stock that occurred on April 14, 2011.

Use of Non-GAAP Financial Measures

Ellie Mae provides investors with adjusted net income (loss) and adjusted EBITDA in conjunction with traditional GAAP operating performance of net income (loss) as part of its overall assessment of its performance. Adjusted net income (loss) consists of net income (loss) plus amortization of acquired intangibles and non-cash, stock-based compensation expense. EBITDA consists of net income (loss) plus depreciation and amortization, interest income and expense and income tax expense. Adjusted EBITDA consists of EBITDA plus non-cash, stock-based compensation expense. Ellie Mae uses adjusted net income (loss) and adjusted EBITDA as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age of book depreciation of fixed assets and amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The company also believes it is useful to exclude non-cash, stock-based compensation expense from adjusted net income (loss) and adjusted EBITDA because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. These non-GAAP measures are not measurements of the company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income (loss) or operating income (loss) or other financial measures calculated in accordance with generally accepted accounting principles in the United States, or as an alternative to cash flows from operating activities as a measure of the company’s profitability or liquidity. The company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income (loss) and adjusted EBITDA differently than the company does, further limiting their usefulness as a comparative measure. A reconciliation of net income (loss) to adjusted net income (loss) and adjusted EBITDA is included in the tables below.

Quarterly Conference Call

Ellie Mae will discuss its quarterly results today via teleconference at 5:00 p.m. Eastern Time. To access the call, please dial 877-941-1428 or 480-629-9665 at least five minutes prior to the 5:00 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the company’s website at www.EllieMae.com. An audio replay of the call will be available through August 13, 2011 by dialing 800-406-7325 or 303-590-3030 and entering access code 4458370.

About Ellie Mae

Ellie Mae (NYSE Amex:ELLI) is the provider of software and automation solutions for mortgage bankers, community banks, credit unions and other mortgage lenders. The company’s offerings include the Encompass® and Encompass360® Mortgage Management Solutions, Encompass 4506-T Service™, Encompass CenterWise™ websites and electronic document management services, Encompass Closer™ document preparation services,

Encompass Compliance Service™, Encompass Product and Pricing Service™ and Encompass Assured GFE™. Ellie Mae also hosts the Ellie Mae Network™ that allows mortgage professionals to conduct electronic business transactions with the lenders and settlement service providers they work with to process and fund loans. Ellie Mae was founded in 1997 and is based in Pleasanton, California. To learn more about Ellie Mae, visit www.EllieMae.com or call 877.355.4362.

© 2011 Ellie Mae, Inc. Ellie Mae®, Encompass®, Encompass360®, Encompass 4506-T Service™, Encompass Assured GFE™, Encompass CenterWise™, Encompass Closer™, Encompass Compliance Service™, Encompass Product and Pricing Service™, Ellie Mae Network™ and the Ellie Mae logo are registered trademarks or trademarks of Ellie Mae, Inc. or its subsidiaries. Encompass Assured GFE™ is a trademark of Ellie Mae, Inc. in the United States, and a private-labeled service provided by ClosingCorp. All rights reserved. Other company and product names may be trademarks of their respective owners. Products, services and programs are subject to change without notice.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include discussions regarding projected revenue, net income, adjusted EBITDA and adjusted net income for the full year 2011. These statements involve known and unknown risks, uncertainties and other factors which may cause the company’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in strategic planning decisions by management, reallocation of internal resources, changes in the volume of residential mortgage volume in the United States, changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the Securities and Exchange Commission, including but not limited to the final prospectus relating to its initial public offering. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contacts:

Edgar Luce

Executive VP and CFO

Ellie Mae, Inc.

IR@elliemae.com

+1-925-227-7079

or

Lisa Laukkanen

The Blueshirt Group for Ellie Mae, Inc.

lisa@blueshirtgroup.com

+1-415-217-4967

ELLIE MAE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2011	December 31, 2010
	(in thousands, except share and per share amounts)
Assets
Current assets
Cash and cash equivalents	$35,137	$14,349
Short-term investments	2,446	2,556
Accounts receivable, net of allowances for doubtful accounts of $26 and $48, as of June 30, 2011 and December 31, 2010, respectively	4,817	4,243
Prepaid expenses and other	1,026	665
Deferred offering costs	—	4,667

Total current assets	43,426	26,480
Property and equipment, net	5,038	2,710
Deposits and other assets	108	632
Note receivable	1,018	1,000
Other intangibles, net	939	613
Goodwill	31,965	31,521

Total assets	$82,494	$62,956

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$2,501	$3,756
Accrued and other current liabilities	3,203	3,442
Deferred revenue	2,897	3,188
Deferred rent	203	192
Leases payable	12	114

Total current liabilities	8,816	10,692
Deferred revenue, net of current portion	212	137
Deferred rent, net of current portion	707	813
Other long term liabilities	350	467

Total liabilities	10,085	12,109

Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value per share;
10,000,000 authorized shares, 0 and 11,770,472 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	—	82,672
Stockholders’ equity (deficit):
Common stock, $0.0001 par value per share;
140,000,000 authorized shares, 20,689,893 and 3,629,662 shares issued and outstanding as of June 30, 2011 and December 31, 2010, respectively	2	—
Additional paid-in capital	114,022	8,951
Accumulated deficit	(41,615)	(40,776)

Total stockholders’ equity (deficit)	72,409	(31,825)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$82,494	$62,956

ELLIE MAE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
	(in thousands, except share and per share amounts)
Revenues	$11,464	$9,763	$22,067	$18,642
Cost of revenues	3,512	3,087	6,875	6,162

Gross profit	7,952	6,676	15,192	12,480
Operating expenses
Sales and marketing	2,497	2,305	4,948	4,659
Research and development	2,606	2,631	5,410	5,259
General and administrative	2,922	3,067	5,727	5,513

Total operating expenses	8,025	8,003	16,085	15,431

Loss from operations	(73)	(1,327)	(893)	(2,951)
Other income, net	47	29	79	61

Loss before income taxes	(26)	(1,298)	(814)	(2,890)
Income tax provision	14	5	25	16

Net loss	$(40)	$(1,303)	$(839)	$(2,906)

Net loss per share of common stock:
Basic	$(0.00)	$(0.38)	$(0.08)	$(0.85)

Diluted	$(0.00)	$(0.38)	$(0.08)	$(0.85)

Weighted average common shares used in computing net loss per share of common stock:
Basic	17,137,819	3,469,777	10,412,469	3,400,314

Diluted	17,137,819	3,469,777	10,412,469	3,400,314

ELLIE MAE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six months ended June 30,
	2011	2010
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(839)	$(2,906)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	838	905
Provision for uncollectible accounts receivable	295	249
Amortization of intangible assets	223	185
Stock-based compensation	757	1,194
Changes in operating assets and liabilities:
Accounts receivable	(869)	(738)
Prepaid expenses and other	(361)	31
Deposits and other assets	530	5
Accounts payable	745	(98)
Accrued and other liabilities	(313)	199
Deferred revenue	(216)	(390)
Deferred rent	(95)	(366)

Net cash provided by (used in) operating activities	695	(1,730)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(2,882)	(1,059)
Purchase of short-term investments	(3,667)	(6,526)
Acquisition, net of cash acquired	(1,000)	—
Sale of short-term investments	3,777	7,572
Issuance of note receivable	(18)	—

Net cash used in investing activities	(3,790)	(13)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering net of issuance costs	23,667	—
Deferred offering costs	—	(889)
Payment of capital lease obligations	(102)	(194)
Proceeds from issuance of common stock	318	821

Net cash provided by (used in) financing activities	23,883	(262)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	20,788	(2,005)
CASH AND CASH EQUIVALENTS, Beginning of period	14,349	11,491

CASH AND CASH EQUIVALENTS, End of period	$35,137	$9,486

ELLIE MAE, INC.

NON-GAAP RECONCILIATION

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in thousands, except share and per share amounts)
Net loss	$(40)	$(1,303)	$(839)	$(2,906)
Depreciation and amortization	461	433	838	905
Amortization of intangible assets	98	93	223	185
Other Income, net	(47)	(29)	(79)	(61)
Income tax provision	14	5	25	16

EBITDA	486	(801)	168	(1,861)

Non-cash, stock-based compensation expenses	394	631	757	1,194

Adjusted EBITDA	$880	$(170)	$925	$(667)

Net loss	$(40)	$(1,303)	$(839)	$(2,906)
Non-cash, stock-based compensation expenses	394	631	757	1,194
Amortization of intangible assets	98	93	223	185

Adjusted net loss	$452	$(579)	$141	$(1,527)

Shares used to compute non-GAAP net loss per share
Basic	17,137,819	3,469,777	10,412,469	3,400,314
Diluted	21,097,977	3,469,777	19,233,633	3,400,314

Adjust net loss per share
Basic	$0.03	$(0.17)	$0.01	$(0.45)
Diluted	$0.02	$(0.17)	$0.01	$(0.45)

ELLIE MAE, INC.

NON-GAAP RECONCILIATION

(UNAUDITED)

	Fiscal 2011 Projected Range
	(in thousands, except share and per share amounts)
Net Income	$2,063	$3,063

Depreciation and amortization	1,250	1,250
Amortization of intangible assets	287	287
Other income, net	(139)	(139)
Income tax provision	1,100	1,649

EBITDA	4,561	6,110

Non-cash, stock-based compensation expenses	2,015	2,015

Adjusted EBITDA	$6,576	$8,125

Net Income	$2,063	$3,063
Non-cash, stock-based compensation expenses	2,015	2,015
Amortization of intangible assets	287	287

Adjusted net income	$4,365	$5,365

Shares used to compute non-GAAP net loss per share
Basic	15,426,000	15,426,000
Diluted	20,781,000	20,781,000

Projected net income per share
Basic	$0.13	$0.20
Diluted	$0.10	$0.15

Adjusted net income per share
Basic	$0.28	$0.35
Diluted	$0.21	$0.26